UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 16, 2013 (July 16, 2013)

OMTHERA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35869	26-3797738
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

707 State Road Princeton, NJ	08540
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (908) 741-4399

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

A special meeting of stockholders (the “Special Meeting”) of Omthera Pharmaceuticals, Inc. (the “Company”) was held on July 16, 2013.  A total of 22,193,501 shares of Company common stock, out of a total of 24,414,171 shares of common stock issued and outstanding and entitled to vote as of June 13, 2013 (the record date for the Special Meeting), were present in person or represented by proxy at the Special Meeting.  A summary of the voting results for the following proposals, each of which is described in detail in the Company’s proxy statement dated June 13, 2013 and first mailed to the Company’s stockholders on June 14, 2013, is set forth below:

Proposal 1

The Company’s stockholders approved the proposal to adopt the Agreement and Plan of Merger, dated as of May 27, 2013, as it may be amended from time to time (the “Merger Agreement”), among the Company, Zeneca, Inc., a Delaware corporation (“Parent”), and KAFA Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent.  The following are the final voting results for this proposal:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
21,559,306	624,870	0	9,325

Proposal 2

Because there were sufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement, the vote on the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies was not called.

Proposal 3

The Company’s stockholders approved the proposal to approve, by non-binding advisory vote, certain compensation arrangements for the Company’s named executive officers in connection with the merger contemplated by the Merger Agreement.  The following are the final voting results for this proposal:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
21,338,095	634,894	211,187	9,325

Item 8.01                                           Other Events.

On July 16, 2013, the Company issued a press release announcing that the Company’s stockholders voted to adopt the Merger Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Safe Harbor for Forward-Looking Statements

This Form 8-K, in particular statements regarding the proposed transaction between an affiliate of AstraZeneca PLC and the Company, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about AstraZeneca PLC or Company managements’ future expectations, beliefs, goals, plans or prospects, includes forward-looking statements that are based on certain beliefs and assumptions and reflect the current expectations of the Company, AstraZeneca PLC and their respective management. Statements that are predictive in nature, that depend on or relate to future events or conditions, or that include words such as “believes,” “anticipates,” “expects,” “continues,” “predict,” “potential,” “contemplates,” “may,” “will,” “likely,” “could,” “should,” “estimates,” “intends,” “plans” and other similar expressions are forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Forward-looking statements involve known and unknown risks, assumptions and uncertainties that may cause actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements, and you should not place undue reliance on these statements. Some of the factors that could cause actual results to differ materially from current expectations are: the ability to consummate the proposed transaction; any conditions imposed on the parties in connection with the consummation of the proposed transaction; the ability to obtain regulatory approvals of the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the agreement relating to the proposed transaction; the Company’s ability to maintain relationships with employees and third parties following announcement of the proposed transaction; the ability of the parties to satisfy the conditions to the closing of the proposed transaction; the risk that the proposed transaction may not be completed in the time frame expected by the parties or at all; and the risks that are described from time to time in the Company’s reports filed with the SEC, including the Prospectus, in other of the Company’s filings with the SEC from time to time, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and on general industry and economic conditions. If the proposed transaction is consummated, our stockholders will cease to have any equity interest in the Company and will have no right to participate in its earnings and future growth. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits

Exhibits Number	Description

99.1	Press Release, dated July 16, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2013	Omthera Pharmaceuticals, Inc.

	By:	/S/ CHRISTIAN S. SCHADE
Christian S. Schade
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibits Number	Description

99.1	Press Release, dated July 16, 2013